Exhibit 10.16

EMPLOYMENT AGREEMENT

               This EMPLOYMENT AGREEMENT (“Agreement”) is entered into this 2nd Day of February, 2009 by and between Ningbo Keyuan Plastic Co., Ltd., a PRC company located at Qingshi Industrial Zone, the Economy & Technology Development District, Ningbo City, Zhejiang Province, PRC 315803 and with Mr. Chunfeng Tao serving as the legal representative ("Party A"), and Mr. Mingliang Liu, a PRC resident, born on March 10, 1955, with the PRC ID No. 330211195503100716 ("Party B"),

WITNESSETH

               WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of Party B by Party A;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by both parties as follows:

              Term

              This is an open-ended agreement. The effective date of this Agreement is February 2, 2009 (“Effective Date”).

              Scope of Duties

              Party A hereby employs Party B as the Vice General Manager of Party A (“Vice General Manager”) and Party B agrees to serve in such capacity and assume other duties and responsibilities as may be mutually agreed upon by both parties. Party B shall perform his duties in satisfactory manner and Party A is authorized to adjust Party B’s position and evaluation standards based on Party B’s performance.

              Working Location

              Based on specific needs, Party A will assign Party B to work in the office location of Party A’s headquarters, subsidiaries, controlling affiliates or any other branches.

              Working Schedule

              The working schedule of Party B shall comply with applicable PRC laws. Based on Party B’s duties, Party B’s working hours shall be calculated under the Integrated Working Hour Computation System (rather than the Standard Hours System and Flexible Hours System). If Party B is reassigned to a different position, the computation system shall be changed accordingly.

              Vacation

              Party A adopts a vacation policy which complies with the PRC laws and is adjusted in accordance with its specific needs. Party B has the full right to enjoy all the national legal holidays under relevant PRC regulations.

              Compensation

          1) Party B shall be compensated for his services in accordance with the mutual agreements between Party A and Party B which shall correspond with Party B’s position and duties.

          2) Party B’s compensation may be adjusted in accordance with the change of Party B’s position in the company.

          3) Party B shall be paid no later than the fifteen (15th) day of each month for his services in the previous month. Party A shall withhold personal income tax for Party B before payment.

              Social Insurance

          1) Party B shall pay part of the premium for his social insurance, which shall be deducted by Party A from Party B’s salary.

          2) Party B shall be entitled to reasonable medical treatment for any disability or occupational disease during the term of this Agreement, as determined by applicable PRC laws and the local government regulations.

               Labor Protection, Working Condition and Prevention of Occupational Disease

          1) Party A shall provide Party B with labor protection in accordance with applicable PRC laws.

          2) Party B shall strictly comply with relevant safety regulations, operation standards and procedures of PRC.

               Discipline and Reward

          1) Party B shall perform his duties in compliance with Party A’s working discipline and employee manual.

          2) Party A shall train Party B in the beginning of his employment.

               Amendment

          1) This Agreement may be amended by mutual agreement of both parties. Any amendment shall not become effective without written consent by both parties.

          2) This amend of this Agreement shall comply with applicable provisions of PRC law.

               Remedies and Termination

          1) The termination, cancellation and extension of this Agreement shall be conducted in compliance with the Labor Employment Law of the People’s Republic of China, as well as relevant provincial and municipal regulations.

          2) Any working transfer shall be conducted in accordance with the mutual agreement of both parties. Remedies shall be paid following such transfer.

          3) Party B shall give Party A a thirty (30) day notice prior to the termination of this Agreement and a three (3) day notice during the trial period.

            4) Party B can not unilaterally terminate this Agreement before returning all of Party A’s assets used by Party B during the term. Party A shall be entitled to remedy for any loss or damage resulting from Party A’s unilateral termination without notification.

               Miscellaneous

          1) Party B shall keep confidential all of Party A’s trade and technology secrets, and refrain from participating in any entity or business activity which might have a conflict of interest with Party A. After the termination of this Agreement, Party B shall continue to comply with the confidentiality requirements.

          2) Both parties shall enter into a training agreement contemplating the service period. If the service period is longer than the term of this Agreement, the term shall be extended to the last day of the service period.

          3) Party B shall give Party A a minimum of six (6) month notice in written form prior to any resignation. Whether the resignation formality is duly conducted shall be mutually determined by both parties. Party B’s employment is not terminated unless all formalities are completed.

               Notice

       Any notice required or permitted to be given under this Agreement shall be in writing and be delivered in person or by mail to the addresses as provided in this Agreement. One party shall immediately notify the other in writing upon any change of address.

               Warranties and Representations

                      Party B warrants and represents as follows:

          1) Party B is not affiliated to or in any form of employment relationship with any other entity, organization or individual. Party B shall indemnify Party A against any loss or damage arising from Party B’s employment or personnel disputes with any other entity, organization or individual.

          2) Party B is not in violation of any duty or responsibility to any other entity by entering into this Agreement.

          3) Party B full acknowledges the terms and provision of this Agreement before signing.

          4) Party B will not enter into any employment relationship with any other entity, organization or individual during the term of this Agreement.

          5) Party B enters into this Agreement on his own will.

               Confidentiality Obligation

                       [Please see the Confidentiality Agreement]

               Non-Compete

          1) For a period ending two (2) years after the termination date of this Agreement, Party B shall neither engage in any identical or similar business as Party A, nor disclose any of Party B’s trade secrets to any enterprise, individual or other third party which is competing, directly or indirectly, with Party A. Party B is also prohibited from joining any enterprise that is directly or indirectly competing with Party A.

          2) For a period ending two (2) years after the termination date of this Agreement, Party B shall not, for his own or any other entity’s interest, engages in or attempts to engage in any of the following activities:

          a) solicit or attempt to solicit any of Party A’s employees, either in position or have left Party A within a year, to participate in any of the activities as provided in Sub-section One of this provision;

          b) solicit, persuade or contact Party A’s clients (“clients” means those enterprises or individuals having trading relations with Party A for a period of two (2) years before Party B officially leaves Party A), or solicit Party A’s clients to terminate or reduce its normal business activities with Party A, or accept orders or business which originally belongs to Party A in the ordinary course of business.

          c) upon violation of this provision by Party B, Party B shall unconditionally pay a penalty fee of RMB 200,000 to Party A; If the loss or damage suffered by Party A exceeds RMB 200,000, Party A shall have the right to claim for the extra amount from Party B. Upon mutual agreement, the amount of the penalty fee is foreseeable and can be pre-determined by both parties without subjecting to any court order or arbitration award.

          d) as consideration, Party A shall pay Party B a non-competition fee as provided below:

                          Amount of the fee: RMB 50,000
                          Method of payment: Lump sum payment after two (2) years from Party B’s termination date

               Mediation and Arbitration

          1)  Party B may seek assistance or advice from the union if Party B considers his legal interest is infringed.

          2) Any controversy, claim or dispute arising out of or relating to this Agreement shall be resolved by negotiation first, if the dispute can not be resolved through negotiation, such dispute shall be settled by arbitration in accordance with relevant PRC laws and local regulations.

               Whole Agreement

                      The terms and provisions in this Agreement constitute the whole agreement between both parties and shall have the same effect as the rules and regulations as established by Party A.

          1) Any amendment of this Agreement shall be effective in written form by both parties.

          2) Any training agreement (if any) does not become void or unexercisable due to the termination of this Agreement.

          3) This Agreement is made in duplicate with each party holding a copy.

                       Party A:      Ningbo Keyuan Plastic Co., Ltd.

                       Party B:      Mingliang Liu

                           Date:       February 2, 2009